UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2026

INVO FERTILITY, INC.

(Exact name of registrant as specified in charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court Sarasota, Florida	34240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IVF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 22, 2026, shareholders of the INVO Fertility, Inc. (the “Company”) approved an increase to the number of authorized shares of the Company’s common stock from 6,250,000 to 250,000,000 shares as set forth below. On January 22, 2026, the Company filed a Certificate of Amendment (the “Amendment”) to its Articles of Incorporation to increase its authorized shares of common stock from 6,250,000 shares to 250,000,000 shares.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On January 22, 2026, the Company held a special meeting of stockholders (the “Special Meeting”). A total of 944,054 shares of common stock constituting a quorum, were represented in person or by valid proxies at the Special Meeting.

At the Special Meeting, the Company’s stockholders voted on proposals 1, 2, 3, 4, and 5 as set forth below.

The final results for proposals 1, 2, 3, 4, and 5, as set forth in the Company’s definitive proxy statement, filed with the SEC on December 18, 2025 (the “Special Meeting Proxy”), are as follows:

Proposal 1. At the Special Meeting, the stockholders approved the ratification of the appointment of WithumSmith+Brown, PC as the Company’s independent public accountant for the fiscal year ending December 31, 2025. The result of the votes to approve WithumSmith+Brown, PC was as follows:

For	Against	Abstain	Broker Non-Votes
865,418	39,637	38,999	N/A

Proposal 2. At the Special Meeting, the stockholders approved the issuance, in accordance with Nasdaq Listing Rule 5635, of (a) up to 4,733,728 shares of the Company’s common stock, par value $0.0001 (“Common Stock”), subject to adjustment, upon exercise of a warrant issued to a certain investors in a private placement transaction which closed on December 4, 2025 and (b) any additional shares of Common Stock due to an adjustment event pursuant to the terms of such warrant (the “Warrant Proposal”). The result of the votes to approve the Warrant Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
118,385	75,191	1,343	514,135

Proposal 3. At the Special Meeting, the stockholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation to increase its number of authorized shares of Common Stock from 6,250,000 to 250,000,000, as described further in the Special Meeting Proxy (the “Common Stock Increase Proposal”). The result of the votes to approve the Common Stock Increase Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
663,861	279,474	719	N/A

Proposal 4. At the Special Meeting, the stockholders approved a fourth amendment and restatement of the Company’s 2019 Stock Incentive Plan to increase the number of shares of common stock available for issuance thereunder to a total amount of 1,000,000, equal to approximately 10% of the total issued and outstanding stock on a fully-diluted basis (the “Plan Amendment Proposal”). The result of the votes to approve the Plan Amendment Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
349,649	79,894	376	514,135

Proposal 5. At the Special Meeting, the stockholders approved any adjournments of the Special Meeting for the purpose of soliciting additional proxies if there were not sufficient votes at the Special Meeting to approve the Warrant Proposal, the Common Stock Increase Proposal, or the Plan Amendment Proposal or to establish a quorum (the “Adjournment Proposal”). A quorum was established and each of the Warrant Proposal, the Common Stock Increase Proposal, and the Plan Amendment Proposal were approved, so the Special Meeting was not adjourned to a later date. The result of the votes to approve the Adjournment Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
732,663	187,102	24,289	N/A

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO FERTILITY, INC.

	By:	/s/ Steven Shum
	Name:	Steven Shum
	Title:	Chief Executive Officer

Dated: January 26, 2026